Exhibit 5.1

City Center 33 South Sixth Street Suite 3600 Minneapolis, MN 55402 612.607.7000 612.607.7100 www.foxrothschild.com
June 30, 2025
Trulieve Cannabis Corp.
6749 Ben Bostic Road
Quincy, FL 32351
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Trulieve Cannabis Corp., a British Columbia corporation (the “Company”), of a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Prospectus”), which forms a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the registration of the offering by the Company of an indeterminate number of (a) the Company’s Subordinate Voting Shares (“Subordinate Voting Shares”), (b) the Company’s Multiple Voting Shares (“Multiple Voting Shares”), (c) debt securities (“Debt Securities”), (d) warrants to purchase either Subordinate Voting Shares or Multiple Voting Shares (“Warrants”), (e) rights to purchase Subordinate Voting Shares or other securities (“Rights”), and (f) units consisting of two or more other constituent securities (“Units”).
The securities may be issued, sold or delivered, as the case may be, from time to time as set forth in the Registration Statement, any amendment thereto, the Prospectus contained therein and any Prospectus Supplement and pursuant to Rule 415 under the Securities Act.
In connection with this opinion, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion express below. As to certain factual matters, we have relied upon certificates of the officers of the Company and have not sought to independently verify such matters.
In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents, including electronic signatures made and/or transmitted using electronic signature technology (e.g., via DocuSign or similar electronic signature technology); that any such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature; the legal capacity of all natural persons; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as certified or photocopies; the authenticity of the originals of such latter documents; the accuracy and completeness of all documents and records reviewed by us; the accuracy, completeness and authenticity of certificates issued by any governmental official, office or agency and the absence of change in the information contained therein from the effective date of any such certificate; and other than for the Company, the due
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authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.
Our opinion herein is expressed solely with respect to the laws of the State of New York and is based on these laws as in effect on the date hereof. We express no opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or other state law, rule or regulation relating to securities, or to the sale or issuance thereof. In particular, we express no opinion as to the laws of Canada or British Columbia.
For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that (1) the Registration Statement and any required post-effective amendment thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered or deemed to be delivered as required by such laws, and (2) all requisite third-party consents necessary to issue the Debt Securities have been obtained by the Company.
To the extent that the obligations of the Company with respect to the securities may be dependent upon such matters, we assume for purposes of this opinion that the other parties under the Indenture (as defined below), namely, the trustees, are duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other parties are duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the other parties and constitutes the legal, valid and binding obligation of the other parties enforceable against the other parties in accordance with its terms; that such other parties are in compliance with respect to performance of their obligations under the Indenture with all applicable laws and regulations; and that such other parties have the requisite organizational and legal power and authority to perform its obligations under the Indenture.
On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that when (a) the Debt Securities are specifically authorized for issuance by the Company’s Board of Directors or a duly authorized committee thereof (the “Debt Securities Authorizing Resolution”), (b) the applicable indenture and any supplemental indenture relating to the Debt Securities (collectively, the “Indenture”) have been duly authorized, executed and delivered by the Company and by the trustee thereunder, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any law or result in any default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (d) the Debt Securities have been duly executed and authenticated in accordance with the Indenture, and (e) the Debt Securities have been issued as contemplated in the Debt Securities Authorizing Resolution, then the Debt Securities will constitute binding obligations of the Company.
The opinions expressed above, as they relate to the Debt Securities, are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity. We express no opinion as to the validity, binding effect and enforceability of provisions in the Indenture relating to the choice of forum for resolving disputes.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which forms part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to update or supplement this opinion or to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.
Very truly yours,
/s/ Fox Rothschild LLP
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